UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021 (May 3, 2021)

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, NY  10105
(Address of principal executive offices)
(Zip Code)
(212) 969-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units of limited partnership interest in AllianceBernstein L.P.	None	None

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AllianceBernstein Corporation (the “Corporation”), and AllianceBernstein Holding L.P. (“AB Holding” together with the Corporation, “AB”) have entered into a retirement agreement dated May 3, 2021 (the “LC Agreement”) with Mr. Laurence E. Cranch, setting forth the terms of his retirement from the position of Chief Legal Officer of AB on December 31, 2021. Pursuant to the LC Agreement, subject to Mr. Cranch’s continued service through December 31, 2021, upon his retirement, he will be entitled to the following:

(i) salary continuation and continued medical and dental coverage for a period of twenty-six weeks following his retirement date;

(ii) incentive compensation for the 2021 performance year no less than his 2020 total year-end compensation award, which will be allocated based on the cash/deferral formula used by AB generally, with the cash portion to be paid to Mr. Cranch on the second payroll date in December 2021;

(iii) an asset management fee waiver of 100%, in accordance with AB’s policy for certain employee and employee-related accounts; and

(iv) vesting on December 31, 2021 of 121,569 of the 151,803 AB Holding units awarded to him in April 2018 relating to our headquarters relocation to Nashville, Tennessee, with delivery of the AB Holding units in respect thereof to be made on December 31, 2027 in accordance with the terms of Mr. Cranch’s deferral election.

The LC Agreement is attached hereto as Exhibit 10.01.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

10.01    LC Agreement (filed herewith).

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.
Dated: May 4, 2021	By:	/s/ David Lesser
David Lesser Corporate Secretary